AMERICAN GENERAL LIFE INSURANCE COMPANY
                   P. O. BOX 1401, HOUSTON, TEXAS 77251-1401
                         VARIABLE ANNUITY APPLICATION
INSTRUCTIONS: Please type or print in permanent black.

1.   ANNUITANT
     Name:      John M  Doe
     Address:   123 Main Street
                Houston, Texas 77001
     Phone:   (713) 466-3800        DOB: 5-1-60            (Max Age 85)
     Sex: [ ] M  [ ] F     SS #: 123-45-6789


2.   CONTINGENT ANNUITANT (optional)
     Name:
     Address:

     Phone:                         DOB:                   (Max Age 85)
     Sex: [ ] M  [ ] F     SS #:


3.   OWNER (Complete Only If Different than Annuitant)
     Name:
     Address:

     Phone:                           DOB:                 (Max Age 85)
     Sex: [ ]M  [ ]F     Tax ID or SS #:


     JOINT OWNER (optional)
     Name:
     Address:

     Phone:                         DOB:                   (Max Age 85)
     Sex: [ ] M  [ ] F     SS #:


4.   BENEFICIARY DESIGNATION (to list additional beneficiaries, use section 13):
     Primary (if more than one, indicate percentages)
     Name/Relationship
        Jane Doe / wife

     Contingent (if more than one, indicate percentages)
     Name/Relationship


5.   PAYMENT INFORMATION
     Initial Purchase Payment (minimum $10,000)     $ 10,000
     If [ ] 1035X OR [ ] Transfer, estimated amount $
     [ ] Non-Qualified
     [ ] Qualified: (check appropriate boxes in sections A and B)
          A.  [ ] Rollover         [ ] Transfer
          B.  Type of Plan: [ ] IRA
                            [ ] SEP-IRA
                            [ ] 401(k)
                            [ ] 401(a)
                            [ ] Other
          Tax Year of applicable contribution


6.   AUTOMATIC ADDITIONAL PURCHASE PAYMENT OPTION
     [ ] By checking here, I authorize American General Life to collect $
                                                                (minimum $100)
         starting -------------  by initiating electronic fund transfer (EFT)
                   MONTH/DAY
         against my bank account with the following frequency:
         Frequency:    [ ] Monthly          [ ] Quarterly
                       [ ] Semi-annually    [ ] Annually
               (Attach voided check to application)


7.   INVESTMENT OPTIONS (Total allocation must equal 100%; no fractional percentages)
     (00) Emerging Growth Fund                 _____ %
     (00) Enterprise Fund                      _____ %
     (00) Global Equity Fund                   _____ %
     (00) Real Estate Securities Fund          _____ %
     (00) Growth and Income Fund               _____ %
     (00) Asset Allocation Fund                _____ %
     (00) Domestic Income Fund                 _____ %
     (00) Government Fund                      _____ %
     (00) Money Market Fund                    _____ %
     Other ____________________                 100  %
     Fixed Account      (000) 1 yr ______%       (000) 3 yr ______%
                        (000) 5 yr ______%       (000) 7 yr ______%
                        (000)10 yr ______%


8.   REPLACEMENT  Will the proposed contract replace any existing annuity or
                  insurance contract?    [ ] No     [ ] Yes
     (If yes, list company name, plan, year of issue and complete appropriate replacement documents.)


9.   TELEPHONE TRANSFER PRIVILEGE:
     [ ] By checking here, I authorize American General Life to act on transfer instructions given by telephone from me or any person who can furnish proper identification. Neither American General Life nor any person authorized by American General Life will be responsible for any claim, loss, liability or expense in connection with a telephone transfer if American General Life or such other person acted on telephone transfer instructions in good faith in reliance on this authorization. This authorization is subject to the terms and provisions in the prospectus. American General Life will employ reasonable procedures to confirm that telephone instructions are genuine. If it does not, it may be liable for any losses due to unauthorized or fraudulent transfers.

    [   ] By    initialing    here,    the   owner   gives   the    Registered
          Representative/Agent of record, the authority to provide, by telephone, fund transfer instructions. This authorization is subject to the terms and provisions in the prospectus. American General Life will employ reasonable procedures to confirm that telephone instructions are genuine. If it does not, it may be liable for any losses due to unauthorized or fraudulent transfers.

     [ ]  Check here to decline telephone transfer authorization.

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10.  AUTOMATIC REBALANCING ($25,000 minimum)
     [ ] Check here for Automatic Rebalancing of investment, based on contract anniversary, to the percentage allocations indicated in section  7 or  then in  effect.
          [ ] Quarterly  [ ] Semi-annually  [ ]Annually


11.  DOLLAR COST AVERAGING:
     (Available by either $ or % allocations.)
     Dollar cost average [ ] $___________  OR  [ ] _________% (whole % only)
         taken from the  [ ] Money Market Fund  OR  [ ] 1 Year Fixed Account
         Frequency:      [ ] Monthly     [ ] Quarterly      [ ] Semi-Annually
         Duration:  [ ] 12 months    [ ] 24 months    [ ]36 months
                    [ ] 48 months    [ ] 60 months
         to be allocated to the following fund(s)  as indicated.:
         % or $ ______  Emerging Growth Fund
         % or $ ______  Enterprise Fund
         % or $ ______  Global Equity Fund
         % or $ ______  Real Estate Securities Fund
         % or $ ______  Growth and Income Fund
         % or $ ______  Asset Allocation Fund
         % or $ ______  Domestic Income Fund
         % or $ ______  Government Fund
         % or $ ______  Other _____________


12.   SYSTEMATIC WITHDRAWAL ($100 minimum withdrawal)
      [ ] Specified Dollar Amount $___________
       OR [ ] Percentage of Annuity Value ________%
          Frequency:    [ ] Monthly         [ ] Quarterly
                        [ ] Semi-Annually   [ ] Annually
          To begin on ___________/___________/___________
          (must be at least 30 days after issue date).
          Date must be between the 5th and the 24th of the month.

      NOTICE OF WITHHOLDING

      The taxable portion of the distribution you receive from your annuity contract is subject to federal income tax withholding unless you elect not to have withholding apply. Withholding of state income tax may also be required by your state of residence. You may elect not to have withholding apply by checking the appropriate box below. If you elect not to have withholding apply to your distribution or if you do not have enough income tax withheld, you may be responsible for payment of estimated tax. You may incur penalties under the estimated tax rules if your withholding and estimated tax are not sufficient.
      [ ] I do NOT want income tax withheld from this distribution.
      [ ] I do want 10% or _________% income tax withheld from this distribution.


13.   SPECIAL INSTRUCTIONS:


14.   SIGNATURES

      All statements made in this application are true to the best of our knowledge and belief, and we agree to all terms and conditions as shown. We further agree that this application, if attached shall be a part of the annuity contract, and verify our understanding that ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A FUND, ARE VARIABLE AND NOT GUARANTEED AS TO THE DOLLAR AMOUNT.

      We acknowledge receipt of the current prospectuses for the American General Life Insurance Company Separate Account D and Van Kampen American Capital Life Investment Trust. If this application is for an IRA or a Simplified Employee Pension, we acknowledge receipt of the Individual Retirement Annuity Disclosure Statement provided to us in conjunction with the current prospectuses.

      Under penalty of perjury, the contract owner certifies that the Social Security (or taxpayer identification) number is correct as it appears in this application.

Signed at     Anytown           TX                Date:    12-1-95
             ------------------------                      ----------
               CITY            STATE

             Signature                            Date:
             ------------------------                      ----------
             SIGNATURE OF ANNUITANT               SIGNATURE OF OWNER
                                                  (if different than Annuitant)

                                                  Date:
             ------------------------                      ----------
             SIGNATURE OF ANNUITANT               SIGNATURE OF OWNER
                                                  (if applicable)


15.   DEALER/REPRESENTATIVE INFORMATION AND SIGNATURES
      Registered Representative:

      PRINT NAME                                REPRESENTATIVE NUMBER/LOCATION

      PHONE                                     STATE LICENSE NUMBER

      Will  the  proposed  contract replace any existing  annuity or insurance
      contract?     [ ] NO    [ ] YES

      The representative hereby certifies he/she witnessed the signature(s) contained in this application and that all information contained in this application is true to the best of his/her knowledge and belief.

      Signature of Representative:___________________________________
      Broker Dealer:              ___________________________________
                                   PRINT NAME
      Branch Office:
                                  ____________________________________________
                                   STREET ADDRESS    CITY       STATE     ZIP

      Signature of Registered Principal of Broker Dealer:

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